Exhibit 99.1

FOR IMMEDIATE RELEASE

Advanced Medical Optics, Inc. Investors: Sheree Aronson (714) 247-8290 sheree.aronson@amo-inc.com	IntraLase Corp. Investors and Media: Krista Mallory (949) 859-5230, ext. 260 kmallory@Intralase.com

Media: Steve Chesterman (714) 247-8711 steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS TO ACQUIRE INTRALASE CORP.

(SANTA ANA, CA), January 8, 2007 – Advanced Medical Optics, Inc. (AMO) [NYSE: EYE], a global ophthalmic surgical and eye care products company, and IntraLase Corp. [Nasdaq: ILSE], today announced that the two companies have entered into a definitive agreement for AMO to acquire IntraLase for approximately $808 million in cash.

Under terms of the agreement, approved by the boards of directors of both companies, following the receipt of fairness opinions from their respective financial advisors, AMO will pay $25 in cash per share of IntraLase stock and the individually determined cash value per share of outstanding stock options. AMO has arranged committed financing from a consortium of banks to complete the transaction. AMO expects the transaction to be completed early in the second quarter of 2007. The transaction is subject to IntraLase stockholder approval as well as regulatory approvals and other customary closing conditions.

“This acquisition offers significant strategic value by further establishing AMO as the global refractive technology leader, positioning us with a broad range of technologies and expertise to serve the needs of comprehensive refractive practices,” said AMO Chairman, President and CEO Jim Mazzo. “We believe the transaction benefits eye care practitioners and their patients by bringing together state-of-the-art technologies to define a new standard of care in laser vision correction.   Additionally, we believe the transaction is financially attractive and will create significant operating leverage and growth opportunities, as well as stockholder value.”

“Besides the value that we believe will be created for both companies’ stockholders, we think this transaction provides truly unique opportunities,” commented IntraLase President and CEO Robert J. Palmisano.  “There will now be the ability to advance our femtosecond laser technology in a coordinated way, both developmentally and commercially, with the world’s leading excimer laser technology. Also, this combination provides the opportunity for further innovation and beneficial refinement of LASIK procedures that can and should grow the overall LASIK market.” Mr. Palmisano concluded, “I am confident that this combination will provide for better surgical procedures for patients, happier customers and future opportunities for employees.”

Strategic Rationale

The addition of the IntraLase femtosecond laser technology into AMO’s portfolio of refractive technologies complements AMO’s fundamental growth strategy. Key benefits are expected to include:

•                  Builds a clearly differentiated position in the ophthalmic industry, uniquely positioning AMO as the eye care professional’s “complete refractive solution,” with a suite of corneal and lens-based products and services that address a lifetime of refractive vision needs.

•                  Serves practitioners and patients across the globe by linking AMO’s market-leading Advanced CustomVue™ laser vision correction procedure and market-leading IntraLase femtosecond laser innovations to define a new standard of care: custom all-laser LASIK, a procedure that delivers superior clinical outcomes and enhances surgeon productivity.

•                  Optimizes cross-selling opportunities between installed bases of both companies.

•                  Combines R&D expertise in excimer lasers, femtosecond lasers, diagnostics and optics.

•                  Blends two companies’ infrastructures and core competencies to improve operating leverage and create strong platforms for international expansion.

Revised Financial Guidance

AMO expects the transaction to be dilutive to 2007 adjusted earnings per share (EPS) and slightly accretive to 2008 adjusted EPS. As a result of this transaction, AMO expects amortization to increase by approximately $30 million on an annualized basis, which would bring the company’s total annual amortization to approximately $70 million or about $0.70 per share on an after-tax basis. For more information, see the “Use of Non-GAAP Measures” section later in this release.  Assuming successful close of the transaction early in the second quarter of 2007, AMO’s financial guidance is as follows:

	2007		2008
	Previous	With Acquisition

Revenue (in millions)	$1,060 - $1,080	$1,150 - $1,175	$1,350 - $1,370

Adjusted EPS	$1.85 - $2.00	$1.40 - $1.55	$2.25 - $2.40

UBS Investment Bank is acting as lead financial advisor and Goldman Sachs is acting as co-financial advisor to AMO.  UBS Investment Bank is acting as lead arranger of a $900 million acquisition facility for AMO.  Bank of America and Goldman Sachs are acting as joint-arrangers of the acquisition facility.  Bank of America is acting as lead financial advisor and JPMorgan is acting as co-financial advisor to IntraLase.  Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to AMO.  Stradling Yocca Carlson & Rauth is acting as legal advisor to IntraLase.

IntraLase Technology

More than 1,200 surgeons worldwide have incorporated the IntraLase Method™ into their LASIK practices. Many U.S. ophthalmic teaching institutes, including Duke University Medical School, the Wilmer Eye Institute at Johns Hopkins, the Bascom Palmer Eye Institute at University of Miami, and Stanford University, use the IntraLase FS™ laser technology to train future generations of LASIK surgeons.

The 4th generation IntraLase FS™ laser uses an infrared light beam, generating 60,000 pulses per second, to prepare the intracorneal bed and create the corneal flap in the first step of LASIK.

•                  Using an “inside-out” process, the laser beam is precisely focused to a point within the cornea.

•                  The laser pulses then create thousands of microscopic bubbles which define the incision within the intracorneal surface.

•                  Along the edge, bubbles are then stacked up at a beveled angle - a feature unique to the IntraLase Method™- to the corneal surface to complete the flap.

•                  From start to finish, the IntraLase Method™ typically takes 15-30 seconds.

•                  The physician then exposes the prepared corneal bed for excimer laser treatment (the second step of LASIK) by lifting the flap.

•                  The LASIK procedure is complete when the flap is securely repositioned on its beveled edge.

Key benefits of IntraLase’s technology include:

•                  Enabling surgeons to more precisely control the first critical step of LASIK including flap diameter, depth, hinge location and width, and side cut architecture.

•                  Providing a perfectly thin and planar flap resulting in improved biomechanical stability.

•                  Enabling for precise repositioning, alignment and seating after the LASIK procedure is completed, reducing the risk of flap displacement, a complication occasionally seen after microkeratome flaps.

•                  Enhanced safety profile as evidenced in a presentation by Elizabeth A. Davis, M.D. and Richard L. Lindstrom, M.D.: “Early Experience with the 30 kHz IntraLase.”

•                  Clinically proven superior overall visual outcomes in both standard and custom LASIK procedures with more patients achieving visual acuity of 20/20, 20/15, and 20/12.5 as evidenced in a presentation by Daniel S. Durrie: “Randomized, Prospective, Contralateral Study of LASIK: IntraLase laser Versus Mechanical Keratome.”

AMO Laser Vision Correction Technology

AMO is the global leader in the design, manufacture and sale of laser vision correction systems. More than six million vision correction procedures have been performed worldwide using the company’s laser systems.

AMO continues to build on the VISX heritage that began in 1986, with the development of innovative technologies used to perform LASIK and other refractive procedures. The company’s CustomVue™ individualized laser vision correction procedure uses wavefront-guided technology, enabling customized correction based on comprehensive diagnostic measurement of optical errors in an individual’s eye. By utilizing proven Hartmann-Shack technology and Fourier Analysis, the WaveScan Wavefront® system together with the STAR S4 IR™ Excimer Laser System enable physicians to provide the broadest range of custom wavefront-guided laser vision correction treatments to their patients. These include, but are not limited to myopia, hyperopia, all forms of astigmatism, and high myopia (up to -11 diopters), with or without astigmatism.

As the global leader in refractive surgical technology, AMO is committed to developing and delivering innovative products that enhance visual outcomes while expanding the range of people eligible for treatment.

About Advanced Medical Optics (AMO)

AMO is a global medical device leader focused on the discovery and delivery of innovative vision technologies that optimize the quality of life for people of all ages.  Products in the ophthalmic surgical line include intraocular lenses, laser vision correction systems, phacoemulsification systems, viscoelastics, microkeratomes and related products used in cataract and refractive surgery.  AMO owns or has the rights to such ophthalmic surgical product brands as ReZoom™, Clariflex®, Sensar®, CeeOn®, Tecnis® and Verisyse™ intraocular lenses, STAR S4 IR™ laser vision correction system, WaveScan Wavefront® System, CustomVue™ procedure, Sovereign® and Sovereign® Compact™ phacoemulsification systems with WhiteStar® technology, Amadeus™ and Amadeus™ II microkeratomes, Healon® viscoelastics, and the Baerveldt® glaucoma shunt. Products in the contact lens care line include disinfecting solutions, enzymatic cleaners and lens rewetting drops.  Among the eye care product brands the company possesses are COMPLETE Moisture PLUS®, COMPLETE® Blink-N-Clean®, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care™ and blinkTM branded products.  Amadeus is a licensed product of, and a trademark of, SIS, Ltd.  AMO is based in Santa Ana, California, and employs approximately 3,800 worldwide.  The company has operations in 24 countries and markets products in approximately 60 countries.  For more information, visit the company’s Web site at www.amo-inc.com.

About IntraLase Corp.

IntraLase designs, develops, and manufactures an ultra-fast laser that is revolutionizing refractive and corneal surgery by creating safe and more precise corneal incisions. Delivering on the promise of ophthalmic laser technology, the IntraLase FS™ laser, related software, and disposable devices replace the hand-held microkeratome blade used during LASIK surgery. The unsurpassed accuracy of IntraLase’s computer-controlled femtosecond laser has been shown to improve safety profiles and visual outcomes when used during LASIK. Additionally, the IntraLase FS™ laser creates precision-designed intracorneal incisions that when combined can be used during lamellar and penetrating keratoplasty, and intrastromal ring implantation. IntraLase is presently in the process of commercializing applications of its technology in the treatment of corneal diseases that require corneal transplant surgery. The company’s proprietary laser and disposable patient interfaces are presently marketed throughout the United States and 33 other countries. IntraLase is headquartered and manufactures its products in Irvine, California. For additional information, visit IntraLase’s Web site at www.intralase.com.

Live Webcast and Replay

AMO and IntraLase will host a live Webcast to discuss the acquisition announcement at 1:00pm ET today. To participate, please visit the Investors/Media section of AMO’s corporate website at www.amo-inc.com. The Webcast will be archived and accessible through midnight ET on Monday, January 22, 2007 by visiting www.amo-inc.com.

Where You Can Find Additional Information About the Proposed Acquisition

IntraLase will file a proxy statement and other relevant documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Members of the public will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, free copies of AMO’s and IntraLase’s public filings may be obtained by directing a request to their respective investor relations contacts.  For AMO, contact Sheree Aronson at (714) 247-8290 and for IntraLase contact Krista Mallory at (949) 859-5230, ext. 260.

IntraLase and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IntraLase’s stockholders in connection with the proposed transaction will be set forth in IntraLase’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.

Use of Non-GAAP Measures

Our guidance for adjusted EPS for 2007 and 2008 is provided on a non-GAAP basis. The company’s adjusted EPS guidance excludes the impact of charges or write-offs associated with acquisitions, reorganization or recapitalizations, and unrealized gains or losses on derivative instruments. The company believes this presentation is useful to investors to conduct a more meaningful, consistent comparison of the company’s ongoing operating results. This presentation is also consistent with our internal use of the measure, which we use to measure the profitability of ongoing operating results against prior periods and against our internally developed targets. We believe that our investors also use this measure to analyze the sustainable profitability of the on-going business operations. The economic substance related to our use of adjusted EPS is our belief that the appropriate analysis of our profitability cannot be effectively considered while incorporating the effect of unusual items and charges that have not been experienced in prior periods. The company is not able to provide a reconciliation of projected adjusted EPS to expected reported results due to the unknown effect, timing and potential significance of special charges, and our inability to forecast charges associated with future transactions and initiatives. Our guidance for adjusted EPS includes the impact of transaction-related intangible amortization and stock-based compensation expense now being recognized under Statement of Financial Accounting Standards No. 123R (FAS123R) issued by the Financial Accounting Standards Board.

This non-GAAP financial measure is in addition to and in conjunction with results presented in accordance with GAAP. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this document that refer to AMO’s estimated or future results such as statements regarding the timing and certainty of closing the transaction, strategic and financial benefits of the transaction and technologies, statements of Jim Mazzo and Bob Palmisano, statements under the heading “Revised Financial Guidance,” expectations regarding accretion, integration and cost savings, and other financial guidance are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results and the proposed transaction.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if IntraLase does not receive required stockholder approval or either of the companies fails to satisfy other conditions to closing, the transaction will not be consummated.  In any forward-looking statement in which AMO or IntraLase expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  risks associated with uncertainty as to whether the transaction will be completed, successfully integrating AMO and IntraLase, the failure to realize the synergies and other perceived advantages resulting from the transaction, costs and potential litigation associated with the transaction, the failure to obtain the approval of IntraLase stockholders, the inability to obtain, or meet conditions imposed for, applicable regulatory requirements relating to the transaction, the failure of either party to meet the closing conditions set forth in the definitive agreement, the ability to retain key personnel both before and after the transaction, each company’s ability to successfully execute its business strategies, unforeseen impacts of AMO’s 2006 recall of eye care solutions, the extent and timing of regulatory approvals, and the extent and timing of market acceptance of new products or product indications, manufacturing, litigation, the procurement, maintenance, enforcement and defense of patents and proprietary rights, competitive conditions in the industry, business cycles affecting the markets in which any products may be sold, fluctuations in foreign exchange rates and interest rates, and economic conditions generally or in various geographic areas, including those set forth in AMO’s and IntraLase’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, especially in the “Risk Factors” sections, and their respective Current Reports on Form 8-K and other SEC filings.  AMO is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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